Exhibit 10.3

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

FIRST AMENDMENT TO SALES PROMOTION AND

DISTRIBUTION AGREEMENT

FIRST AMENDMENT TO SALES PROMOTION AND DISTRIBUTION AGREEMENT, dated as of the effective date set forth in Section 2.01 below (this “Amendment”), by and among NABRIVA THERAPEUTICS IRELAND DESIGNATED ACTIVITY COMPANY, an Irish designated activity company (“Distributor”), with its registered office at Alexandra House, Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, D04 C7H2, Ireland, MSD INTERNATIONAL GMBH, a Swiss corporation (“MSD”), with offices at Weystrasse, 20, 6006 Lucerne, Switzerland, and, solely for purposes of Sections 7.1 and 7.2 of the Agreement, MERCK SHARP & DOHME CORP., a New Jersey corporation (“Supplier”), with offices at 2000 Galloping Hill Road, Kenilworth, NJ 07033, USA.

W I T N E S E T H:

WHEREAS, the parties are party to that certain Sales Promotion and Distribution Agreement dated as of July 15,2020 (the "Agreement"); pursuant to which, among other things, Supplier will Promote and Distribute the Products; and

WHEREAS, the parties desire to amend the Agreement to fix an error and change the date by which the Quality Agreement must be executed, all on the terms, subject to the conditions and as more fully set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.         Amendments to the Agreement

1.01     Changes to Introductory Paragraph.  The introductory paragraph to the Agreement is hereby amended by deleting “a [•] (“MSD”), with offices at [•],” and replacing it with “a Swiss corporation (“MSD”), with offices at Weystrasse, 20, 6006 Lucerne, Switzerland,”.

1.02     Changes to Section 10.1.  Section 10.1 of the Agreement is hereby amended by deleting “[**] after the Effective Date, but in any event prior to the Promotion Commencement Date” and replacing it with “the Distribution Commencement Date”.

2.         Miscellaneous

2.01     Effective Date.  This Amendment shall be effective as of July 15, 2020.

2.02     Effect of Amendment; Joinder.  Except as expressly changed by this Amendment, the Agreement shall remain in full force and effect in accordance with its stated terms.

2.03     Governing Law.  This Amendment shall be construed and governed under and in accordance with the laws of the State of New Jersey, without giving effect to the principle of conflict of laws thereof.

2.04     Headings.  All headings in this Amendment are for convenience only and do not affect the meaning of any provision.

2.05     Counterparts.  This Amendment may be executed two or more counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument.  In addition, this Amendment may be executed by facsimile or “PDF” and such facsimile or “PDF” signature shall be deemed to be an original.  In addition, the Parties may execute this Amendment electronically using digital signatures.

2.06     Definitions. All capitalized terms used but not defined in this Amendment shall have the respective definitions assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives as of the effective date set forth in Section 2.01.

MSD INTERNATIONAL GMBH		NABRIVA THERAPEUTICS IRELAND DESIGNATED ACTIVITY COMPANY

By:	/s/ Carlos Fernandez	By:	/s/ Gary Sender
	Name: Carlos Fernandez		Name: Gary Sender
	Title: Director		Title: Director

MERCK SHARP & DOHME CORP.

By:	/s/ Riad El-Dada
Name: Riad El-Dada
Title: President, H.H.-U.S. Market